Sub-Item 77C

Submission of Matters to a Vote of Security Holders

POWERSHARES EXCHANGE-TRADED FUND TRUST II

A Special Meeting ("Meeting") of Shareholders of PowerShares Exchange-Traded Fund Trust II (the "Trust") was held on June 20, 2013. The Meeting was held for the following purpose:

	To elect eight (8) trustees to the Board of Trustees of the Trust. The results of the voting on the above matter were as follows:


Matter				     Votes	      Votes          Votes
			              For            Against        Abstain
	Ronn R. Bagge            628,921,250	   12,822,218	       0
	Todd J. Barre		 629,073,526	   12,669,942	       0
	Kevin M. Carome		 628,957,390	   12,786,078	       0
	Marc M. Kole		 628,898,800	   12,844,668	       0
	Yung Bong Lim		 628,740,078	   13,003,390	       0
	Philip M. Nussbaum	 628,976,848	   12,766,620	       0
	Gary R. Wicker		 628,980,916	   12,762,552	       0
	Donald H. Wilson	 628,627,875	   13,115,593	       0


A Special Meeting ("Meeting") of Shareholders of PowerShares Insured California Municipal Bond Portfolio (the "Fund") was held on June 20, 2013. The Meeting was held for the following purpose:

	Approval of a change to the Fund's fundamental investment policy.


The results of the voting on the above matter were as follows:

Matter				      Votes       Votes      Votes    Broker
Approval of a change to the Fund's     For       Against   Abstain   Non-Votes
fundamental investment policy	    1,262,870     96,926    42,426    328,646


A Special Meeting ("Meeting") of Shareholders of PowerShares Insured National Municipal Bond Portfolio (the "Fund") was held on June 20, 2013. The Meeting was held for the following purpose:

	Approval of a change to the Fund's fundamental investment policy.

The results of the voting on the above matter were as follows:

Matter				     Votes        Votes      Votes     Broker
Approval of a change to the Fund's    For        Against    Abstain   Non-Votes
fundamental investment policy	   18,220,537    647,113    452,113   5,951,940


A Special Meeting ("Meeting") of Shareholders of PowerShares Insured New York Municipal Bond Portfolio (the "Fund") was held on June 20, 2013 and was adjourned until July 24, 2013. The Meeting on July 24, 2013 was held for the following purpose:

	Approval of a change to the Fund's fundamental investment policy.


The July 24, 2013 results of the voting on the above matter were as follows:


Matter				      Votes       Votes      Votes     Broker
Approval of a change to the Fund's     For       Against   Abstain    Non-Votes
fundamental investment policy	    1,322,415    124,356    64,114     399,067